AMENDMENT TO CUSTODIAN AGREEMENT

AMENDMENT, effective as of June 17, 2015, by and among WILLIAM BLAIR FUNDS, a Delaware statutory trust (the “Fund”) and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (“State Street”). Defined terms used herein shall have the same meaning as set forth in the Custodian Agreement (as defined below).

WHEREAS the Fund and Investors Bank & Trust Company (“IBT”) entered into a Custodian Agreement dated October l, 1999, as amended from time to time (the “Custodian Agreement”);

WHEREAS, IBT merged with and into State Street, effective July 2, 2007, with the result that State Street now serves as Custodian under the Custodian Agreement; and

WHEREAS, the Fund and State Street desire to amend the Custodian Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.	Amendments.

Appendix A of the Custodian Agreement is hereby amended by deleting such Appendix A in its entirety and inserting in lieu thereof the attached Appendix A.

2.	Miscellaneous.

(a)        Except as amended hereby, the Custodian Agreement shall remain in full force and effect.

(b)        This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Gunjan Kedia
Name:	Gunjan Kedia
Title:	Executive Vice President

WILLIAM BLAIR FUNDS

By:	/s/ Colette M. Garavalia
Name:	Colette M. Garavalia
Title:	Treasurer

CUSTODIAN AGREEMENT

APPENDIX A

Updated as of June 17, 2015

William Blair Funds

•	William Blair Bond Fund

•	William Blair Emerging Markets Growth Fund

•	William Blair Emerging Markets Leaders Fund

•	William Blair Emerging Markets Small Cap Growth Fund

•	William Blair Growth Fund

•	William Blair Global Leaders Fund

•	William. Blair Global Small Cap Growth Fund

•	William Blair Income Fund

•	William Blair Institutional International Equity Fund

•	William Blair Institutional International Growth Fund

•	William Blair International Equity Fund

•	William Blair International Growth Fund

•	William Blair International Leaders Fund

•	William Blair International Small Cap Growth Fund

•	William Blair Large Cap Growth Fund

•	William Blair Large Cap Value Fund

•	William Blair Low Duration Fund

•	William Blair Macro Allocation Fund

•	William Blair Mid Cap Growth Fund

•	William Blair Mid Cap Value Fund

•	William Blair Ready Reserves Fund

•	William Blair Small Cap Growth Fund

•	William Blair Small Cap Value Fund

•	William Blair Small-Mid Cap Growth Fund

•	William Blair Small-Mid Cap Value Fund